UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant  ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
AGCO CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Aggregate number of securities to which transaction applies:
	(4)	Aggregate number of securities to which transaction applies:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUPPLEMENT TO
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 5, 2018

In connection with the Annual Meeting of Stockholders of AGCO Corporation scheduled to be held on April 26, 2018, and in response to questions regarding attendance at director meetings, AGCO reports that in 2017 Mallika Srinivasan’s attendance was less than 75% as a result of her missing two meetings due to (1) a family medical emergency, and (2) her daughter’s wedding engagement ceremony. As AGCO’s largest shareholder as well as a director, Ms. Srinivasan is actively engaged and involved in the Company. In all prior years as a director, Ms. Srinivasan’s attendance always exceeded 75%.